Exhibit 15.7

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated February 3, 2010, with respect to the financial statements of Magic Software Japan K.K. included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2009.

/s/ KDA Audit Corporation
KDA Audit Corporation
Registered Auditors

Tokyo, Japan
April 27, 2010